Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE TO 2024 NOTES INDENTURE
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of February 13, 2017, by and among Revlon Consumer Products Corporation (the “Company”), Cutex, Inc. (the “Guaranteeing Subsidiary”), a subsidiary of the Company (or its permitted successor), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture (as defined below).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of August 4, 2016 (as amended, supplemented or modified from time to time through the date hereof, the “Indenture”), relating to the Company’s 6.250% Senior Notes due 2024 (the “Securities”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Securities on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees, jointly and severally with all other Subsidiary Guarantors, and fully and unconditionally, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.
2.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Company or the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or the Guaranteeing Subsidiary under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.
3.    NEW YORK LAW TO GOVERN. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the state and federal courts located in New York, New York in any action or proceeding arising out of or relating to this Supplemental Indenture.
4.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Doc#: US1:11043961v10

Exhibit 4.1

5.    EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.
6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signatures on following page]

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

REVLON CONSUMER PRODUCTS
CORPORATION

/s/ Yossi Almani
Name: Yossi Almani
Title: Vice President and Assistant Secretary

cutex, Inc.

/s/ Yossi Almani
Name: Yossi Almani
Title: Vice President and Assistant Secretary

[Signature Page to Second Supplemental Indenture]

Exhibit 4.1

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
SINFULCOLORS INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
ELIZABETH ARDEN, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
FD MANAGEMENT, INC.
RDEN MANAGEMENT, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC

By:	/s/ Yossi Almani
Name: Yossi Almani
Title: Vice President and Assistant
Secretary

[Signature Page to Second Supplemental Indenture]

Exhibit 4.1

THE TRUSTEE:
U.S. Bank National Association

By:    /s/ Richard H. Prokosch
Authorized Signatory

[Signature Page to Second Supplemental Indenture]